Exhibit 99.1

Media Contact: Jessica Stejskal | SVP Marketing Jessica.Stejskal@bwbmn.com | 952.893.6860	Investor Contact: Justin Horstman | VP, Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

April 24, 2024

Bridgewater Bancshares, Inc. Announces First Quarter 2024 Net Income
 of $7.8 Million, $0.24 Diluted Earnings Per Common Share

First Quarter 2024 Highlights

●	Tangible book value per share(1) of $13.20 for the first quarter of 2024, an increase of $0.37, or 11.5% annualized, compared to $12.84 for the fourth quarter of 2023.
●	Repurchased 193,802 shares of common stock at a weighted average price of $11.75 per share, for a total of $2.3 million.
●	Gross loans increased $59.9 million, or 6.5% annualized, from the fourth quarter of 2023.
●	Loan-to-deposit ratio of 99.4%, compared to 100.4% at December 31, 2023.
●	Deposits increased by $97.3 million, or 10.5% annualized, from the fourth quarter of 2023, including an increase in core deposits(2) of $90.3 million, or 14.3% annualized.
●	Net interest margin (on a fully tax-equivalent basis) of 2.24%, compared to 2.27% in the fourth quarter of 2023.
●	Efficiency ratio(1) of 58.2%, compared to 58.8% for the fourth quarter of 2023.
●	Noninterest expense declined $551,000, or 3.5%, from the fourth quarter of 2023. Annualized noninterest expense to average assets was 1.33%, compared to 1.37% for the fourth quarter of 2023.
●	A provision for credit losses on loans of $850,000 was recorded to support loan growth in the first quarter of 2024. The allowance for credit losses on loans to total loans was 1.36% at both March 31, 2024 and December 31, 2023.
●	Annualized net loan charge-offs as a percentage of average loans of 0.00% for the first quarter of 2024, compared to 0.01% for the fourth quarter of 2023.
●	Nonperforming assets to total assets of 0.01% at March 31, 2024, compared to 0.02% at December 31, 2023.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $7.8 million for the first quarter of 2024, compared to $8.9 million for the fourth quarter of 2023, and $11.6 million for the first quarter of 2023. Earnings per diluted common share were $0.24 for the first quarter of 2024, compared to $0.28 for the fourth quarter of 2023, and $0.37 for the first quarter of 2023.

“Bridgewater’s 2024 first quarter results were highlighted by improved balance sheet growth, including the loan portfolio and core deposits,” said Chairman, Chief Executive Officer, and President, Jerry Baack. “We were encouraged by an uptick in loan balances due to the increased loan demand and pipelines we began seeing in late 2023. Deposit balances, including core deposits, also rebounded nicely during the quarter, resulting in our loan-to-deposit ratio dropping below 100% for the first time since the first quarter of 2022.

“During the first quarter, we also saw net interest margin compression continue to slow, well-controlled expenses, superb asset quality, and the 29th consecutive quarter of tangible book value per share growth. While the economic environment continues to evolve, we remain optimistic about our outlook as we execute on our proven business model and continue to provide a differentiated level of service to our clients.”

Key Financial Measures

	As of and for the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Per Common Share Data
Basic Earnings Per Share	$0.25	$0.28	$0.38
Diluted Earnings Per Share	0.24	0.28	0.37
Book Value Per Share	13.30	12.94	12.05
Tangible Book Value Per Share (1)	13.20	12.84	11.95

Financial Ratios
Return on Average Assets (2)	0.69%	0.77%	1.07%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.95	0.96	1.49
Return on Average Shareholders' Equity (2)	7.35	8.43	11.70
Return on Average Tangible Common Equity (1)(2)	7.64	8.95	12.90
Net Interest Margin (3)	2.24	2.27	2.72
Core Net Interest Margin (1)(3)	2.18	2.21	2.62
Cost of Total Deposits	3.32	3.19	2.01
Cost of Funds	3.34	3.23	2.41
Efficiency Ratio (1)	58.2	58.8	45.9
Noninterest Expense to Average Assets (2)	1.33	1.37	1.30
Tangible Common Equity to Tangible Assets (1)	7.72	7.73	7.23
Common Equity Tier 1 Risk-based Capital Ratio (Consolidated) (4)	9.21	9.16	8.48

Balance Sheet and Asset Quality (dollars in thousands)
Total Assets	$4,723,109	$4,611,990	$4,602,899
Total Loans, Gross	3,784,205	3,724,282	3,684,360
Deposits	3,807,225	3,709,948	3,411,123
Loan to Deposit Ratio	99.4%	100.4%	108.0%
Net Loan Charge-Offs (Recoveries) to Average Loans (2)	0.00	0.01	0.00
Nonperforming Assets to Total Assets (5)	0.01	0.02	0.02
Allowance for Credit Losses to Total Loans	1.36	1.36	1.36

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Income Statement

Net Interest Margin and Net Interest Income

Net interest margin (on a fully tax-equivalent basis) for the first quarter of 2024 was 2.24%, a three basis point decline from 2.27% in the fourth quarter of 2023 and a 48 basis point decline from 2.72% in the first quarter of 2023. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees, was 2.18% for the first quarter of 2024, a three basis point decline from 2.21% in the fourth quarter of 2023, and a 44 basis point decline from 2.62% in the first quarter of 2023.

●	The linked-quarter and year-over-year declines in the margin were primarily due to higher funding costs, offset partially by higher earning asset yields.

Net interest income was $24.6 million for the first quarter of 2024, a decrease of $683,000 from $25.3 million in the fourth quarter of 2023, and a decrease of $3.9 million from $28.6 million in the first quarter of 2023.

●	The linked-quarter and year-over year decreases in net interest income were primarily due to higher rates paid on deposits and growth in the rising interest rate environment, which outpaced the repricing of the loan and securities portfolios.

Interest income was $58.7 million for the first quarter of 2024, an increase of $116,000 from $58.6 million in the fourth quarter of 2023, and an increase of $6.7 million from $52.0 million in the first quarter of 2023.

●	The yield on interest earning assets (on a fully tax-equivalent basis) was 5.28% in the first quarter of 2024, compared to 5.22% in the fourth quarter of 2023 and 4.91% in the first quarter of 2023.
●	The linked-quarter increase in the yield on interest earning assets was primarily due to the purchase of higher yielding securities and loans repricing at yields accretive to the existing portfolio.
●	The year-over-year increase in the yield on interest earning assets was primarily due to growth and repricing of the loan and securities portfolios in the rising interest rate environment.
●	Loan interest income and loan fees remain the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield increased to 5.38% in the first quarter of 2024, five basis points higher than 5.33% in the fourth quarter of 2023, and 32 basis points higher than 5.06% in the first quarter of 2023.
●	Despite the overall decrease in fee recognition, the core loan yield continues to rise as new loan originations and the existing portfolio reprice in the higher rate environment.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest	5.31%	5.25%	5.16%	5.09%	4.95%
Fees	0.07	0.08	0.10	0.10	0.11
Yield on Loans	5.38%	5.33%	5.26%	5.19%	5.06%

Interest expense was $34.0 million for the first quarter of 2024, an increase of $799,000 from $33.2 million in the fourth quarter of 2023, and an increase of $10.6 million from $23.4 million in the first quarter of 2023.

●	The cost of interest bearing liabilities was 4.03% in the first quarter of 2024, compared to 3.97% in the fourth quarter of 2023 and 3.03% in the first quarter of 2023.
●	The linked-quarter increase in the cost of interest bearing liabilities was primarily due to higher rates paid on deposits and changes in the deposit mix.
●	The year-over-year increase in the cost of interest bearing liabilities was primarily due to deposit repricing, which resulted from a rapid increase in market interest rates.

Interest expense on deposits was $30.2 million for the first quarter of 2024, an increase of $742,000 from $29.4 million in the fourth quarter of 2023, and an increase of $13.8 million from $16.4 million in the first quarter of 2023.

●	The cost of total deposits was 3.32% in the first quarter of 2024, compared to 3.19% in the fourth quarter of 2023 and 2.01% in the first quarter of 2023.
●	The linked-quarter increase in the cost of total deposits was primarily due to client demands for higher interest rates, increased competition, and changes in the mix of deposits.
●	The year-over-year increase in the cost of total deposits was primarily due to upward repricing of the deposit portfolio in the higher interest rate environment.

Provision for Credit Losses

The provision for credit losses on loans was $850,000 for the first quarter of 2024, compared to $0 for the fourth quarter of 2023 and $1.5 million for the first quarter of 2023.

●	The provision for credit losses on loans recorded in the first quarter of 2024 was primarily attributable to the increased growth of the loan portfolio.
●	The allowance for credit losses on loans to total loans was 1.36% at each of March 31, 2024, December 31, 2023 and March 31, 2023.

The provision for credit losses for off-balance sheet credit exposures was a negative provision of $100,000 for the first quarter of 2024, compared to a negative provision of $250,000 for the fourth quarter of 2023 and a negative provision of $875,000 for the first quarter of 2023.

●	The negative provision during the first quarter of 2024 was due to a reduction in outstanding unfunded commitments primarily attributable to the migration to funded loans, as well as a moderation in volume of newly originated projects with unfunded commitments.

Noninterest Income

Noninterest income was $1.6 million for the first quarter of 2024, an increase of $141,000 from $1.4 million for the fourth quarter of 2023 and a decrease of $393,000 from $1.9 million for the first quarter of 2023.

●	The linked-quarter increase was primarily due to a net gain on sale of securities and an increase in other income, offset partially by lower letter of credit fees.
●	The year-over-year decrease was primarily due to lower letter of credit fees and $299,000 of FHLB prepayment income recognized in the previous year which did not reoccur, offset partially by a net gain on sale of securities.

Noninterest Expense

Noninterest expense was $15.2 million for the first quarter of 2024, a decrease of $551,000 from $15.7 million for the fourth quarter of 2023 and an increase of $1.1 million from $14.1 million for the first quarter of 2023.

●	The linked-quarter decrease was primarily due to decreases in salaries and employee benefits, FDIC insurance assessment and other expense, offset partially by an increase in professional and consulting expense.
●	The year-over-year increase was primarily attributable to increases in salaries and employee benefits, industry-wide increases in the FDIC insurance assessment, higher professional and consulting fees, derivative collateral fees and information technology and telecommunications, offset partially by decreases in occupancy and equipment.
●	The efficiency ratio, a non-GAAP financial measure, was 58.2% for the first quarter of 2024, compared to 58.8% for the fourth quarter of 2023, and 45.9% for the first quarter of 2023.
●	The Company had 255 full-time equivalent employees at both March 31, 2024 and December 31, 2023, compared to 246 employees at March 31, 2023.

Income Taxes

The effective combined federal and state income tax rate for the first quarter of 2024 was 23.5%, an increase from 21.0% for the fourth quarter of 2023 and a decrease from 26.4% for the first quarter of 2023.

●	The linked-quarter increase in the effective tax rate was primarily due to the timing and delivery of tax credits in the fourth quarter of 2023.

Balance Sheet

Loans

(dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Commercial	$483,069	$464,061	$459,854	$460,061	$455,156
Construction and Land Development	200,970	232,804	294,818	351,069	312,277
1 - 4 Family Construction	65,606	65,087	64,463	69,648	85,797
Real Estate Mortgage:
1 - 4 Family Mortgage	417,773	402,396	404,716	400,708	380,210
Multifamily	1,389,345	1,388,541	1,378,669	1,314,524	1,320,081
CRE Owner Occupied	182,589	175,783	159,485	159,088	158,650
CRE Nonowner Occupied	1,035,702	987,306	951,263	971,532	962,671
Total Real Estate Mortgage Loans	3,025,409	2,954,026	2,894,133	2,845,852	2,821,612
Consumer and Other	9,151	8,304	9,003	9,581	9,518
Total Loans, Gross	3,784,205	3,724,282	3,722,271	3,736,211	3,684,360
Allowance for Credit Losses on Loans	(51,347)	(50,494)	(50,585)	(50,701)	(50,148)
Net Deferred Loan Fees	(6,356)	(6,573)	(7,222)	(7,718)	(8,735)
Total Loans, Net	$3,726,502	$3,667,215	$3,664,464	$3,677,792	$3,625,477

Total gross loans at March 31, 2024 were $3.78 billion, an increase of $59.9 million, or 6.5% annualized, over total gross loans of $3.72 billion at December 31, 2023, and an increase of $99.8 million, or 2.7%, over total gross loans of $3.68 billion at March 31, 2023.

●	The increase in the loan portfolio during the first quarter of 2024 was due to increased loan demand and originations, partially offset by a decrease in construction and land development due to migration out of this category as deals complete the construction phase.

Deposits

(dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Noninterest Bearing Transaction Deposits	$698,432	$756,964	$754,297	$751,217	$742,198
Interest Bearing Transaction Deposits	783,736	692,801	780,863	719,488	630,037
Savings and Money Market Deposits	979,773	935,091	872,534	860,613	913,013
Time Deposits	352,510	300,651	265,737	271,783	266,213
Brokered Deposits	992,774	1,024,441	1,002,078	974,831	859,662
Total Deposits	$3,807,225	$3,709,948	$3,675,509	$3,577,932	$3,411,123

Total deposits at March 31, 2024 were $3.81 billion, an increase of $97.3 million, or 10.5% annualized, over total deposits of $3.71 billion at December 31, 2023, and an increase of $396.1 million, or 11.6%, over total deposits of $3.41 billion at March 31, 2023.

●	Core deposits, defined as total deposits excluding brokered deposits and time deposits greater than $250,000, increased $90.3 million, or 14.3% annualized, from the fourth quarter of 2023. Growth in core deposits was primarily due to increased balances of existing clients and new client acquisitions. Based on the nature of these inflows, management believes core deposits could fluctuate in future periods as deposit growth is not always linear.
●	Brokered deposits, which declined for the first time since the fourth quarter of 2021, continue to be used as a supplemental funding source, as needed.
●	Uninsured deposits were 26% of total deposits as of March 31, 2024 and 24% of total deposits as of December 31, 2023.

Liquidity

Total on- and off-balance sheet liquidity was $2.25 billion as of March 31, 2024, compared to $2.23 billion at December 31, 2023 and $1.92 billion at March 31, 2023.

Primary Liquidity—On-Balance Sheet	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
(dollars in thousands)
Cash and Cash Equivalents	$105,784	$96,594	$77,617	$138,618	$177,116
Securities Available for Sale	633,282	604,104	553,076	538,220	559,430
Less: Pledged Securities	(169,479)	(170,727)	(164,277)	(236,206)	(234,452)
Total Primary Liquidity	$569,587	$529,971	$466,416	$440,632	$502,094
Ratio of Primary Liquidity to Total Deposits	15.0%	14.3%	12.7%	12.3%	14.7%

Secondary Liquidity—Off-Balance Sheet Borrowing Capacity
Net Secured Borrowing Capacity with the FHLB	$446,801	$498,736	$516,501	$400,792	$246,795
Net Secured Borrowing Capacity with the Federal Reserve Bank	1,006,010	979,448	1,022,128	986,644	990,685
Unsecured Borrowing Capacity with Correspondent Lenders	200,000	200,000	150,000	108,000	158,000
Secured Borrowing Capacity with Correspondent Lender	26,250	26,250	26,250	26,250	26,250
Total Secondary Liquidity	$1,679,061	$1,704,434	$1,714,879	$1,521,686	$1,421,730
Total Primary and Secondary Liquidity	$2,248,648	$2,234,405	$2,181,295	$1,962,318	$1,923,824
Ratio of Primary and Secondary Liquidity to Total Deposits	59.1%	60.2%	59.3%	54.8%	56.4%

Asset Quality

Overall asset quality remained superb due to the Company’s measured risk selection, consistent underwriting standards, active credit oversight, and experienced lending and credit teams.

●	Annualized net charge-offs as a percentage of average loans were 0.00% for the first quarter of 2024, 0.01% for the fourth quarter of 2023, and 0.00% for the first quarter of 2023.
●	At March 31, 2024, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $269,000, or 0.01% of total assets, compared to $919,000, or 0.02%, of total assets at December 31, 2023, and $809,000, or 0.02% of total assets at March 31, 2023.
●	Loans with potential weaknesses that warrant a watchlist risk rating at March 31, 2024 totaled $21.6 million, compared to $26.5 million at December 31, 2023, and $27.6 million at March 31, 2023.
●	Loans that warranted a substandard risk rating at March 31, 2024 totaled $33.8 million, compared to $35.9 million at December 31, 2023, and $36.3 million at March 31, 2023.

Capital

Total shareholders’ equity at March 31, 2024 was $433.6 million, an increase of $8.1 million, or 1.9%, compared to total shareholders’ equity of $425.5 million at December 31, 2023, and an increase of $31.6 million, or 7.9%, over total shareholders’ equity of $402.0 million at March 31, 2023.

●	The linked-quarter increase was primarily due to net income retained and an increase in unrealized gains in the derivatives portfolio, offset partially by preferred stock dividends and stock repurchases.
●	The year-over-year increase was due to net income retained and an increase in unrealized gains in the derivatives portfolio, offset partially by an increase in unrealized losses in the securities portfolio, preferred stock dividends, and stock repurchases.
●	The Common Equity Tier 1 Risk-Based Capital Ratio was 9.21% at March 31, 2024, compared to 9.16% at December 31, 2023 and 8.48% at March 31, 2023.
●	Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 7.72% at March 31, 2024, compared to 7.73% at December 31, 2023, and 7.23% at March 31, 2023.

Tangible book value per share, a non-GAAP financial measure, was $13.20 as of March 31, 2024, an increase of 2.9% from $12.84 as of December 31, 2023, and an increase of 10.5% from $11.95 as of March 31, 2023.

●	The Company has increased tangible book value per share each of the past 29 quarters.

During the first quarter of 2024, the Company repurchased 193,802 shares of its common stock. Shares were repurchased at a weighted average price of $11.75 per share, for a total of $2.3 million.

●	The Company has $18.2 million remaining under its current share repurchase authorization.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on June 3, 2024 to shareholders of record of the Series A Preferred Stock at the close of business on May 15, 2024.

Conference Call and Webcast

The Company will host a conference call to discuss its first quarter 2024 financial results on Thursday, April 25, 2024 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 8126492. The replay will be available through May 2, 2024. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.7 billion and seven branches as of March 31, 2024, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of significant rate increases by the Federal Reserve since 2020; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including high rates of inflation and possible recession; the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses on loans; new or revised accounting standards; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent bank failures; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the 1% excise tax on stock buybacks by publicly traded companies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Financial Highlights

(dollars in thousands, except share data)

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Income Statement
Net Interest Income	$24,631	$25,314	$25,421	$25,872	$28,567
Provision for (Recovery of) Credit Losses	750	(250)	(600)	50	625
Noninterest Income	1,550	1,409	1,726	1,415	1,943
Noninterest Expense	15,189	15,740	15,237	14,274	14,069
Net Income	7,831	8,873	9,629	9,816	11,642
Net Income Available to Common Shareholders	6,818	7,859	8,616	8,802	10,629

Per Common Share Data
Basic Earnings Per Share	$0.25	$0.28	$0.31	$0.32	$0.38
Diluted Earnings Per Share	0.24	0.28	0.30	0.31	0.37
Book Value Per Share	13.30	12.94	12.47	12.25	12.05
Tangible Book Value Per Share (1)	13.20	12.84	12.37	12.15	11.95
Basic Weighted Average Shares Outstanding	27,691,401	27,870,430	27,943,409	27,886,425	27,726,894
Diluted Weighted Average Shares Outstanding	28,089,805	28,238,056	28,311,778	28,198,739	28,490,046
Shares Outstanding at Period End	27,589,827	27,748,965	28,015,505	27,973,995	27,845,244

Financial Ratios
Return on Average Assets (2)	0.69%	0.77%	0.85%	0.88%	1.07%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.95	0.96	1.01	1.16	1.49
Return on Average Shareholders' Equity (2)	7.35	8.43	9.23	9.69	11.70
Return on Average Tangible Common Equity (1)(2)	7.64	8.95	9.92	10.48	12.90
Net Interest Margin (3)	2.24	2.27	2.32	2.40	2.72
Core Net Interest Margin (1)(3)	2.18	2.21	2.24	2.31	2.62
Cost of Total Deposits	3.32	3.19	2.99	2.66	2.01
Cost of Funds	3.34	3.23	3.10	2.91	2.41
Efficiency Ratio (1)	58.2	58.8	56.1	52.3	45.9
Noninterest Expense to Average Assets (2)	1.33	1.37	1.34	1.28	1.30

Balance Sheet
Total Assets	$4,723,109	$4,611,990	$4,557,070	$4,603,185	$4,602,899
Total Loans, Gross	3,784,205	3,724,282	3,722,271	3,736,211	3,684,360
Deposits	3,807,225	3,709,948	3,675,509	3,577,932	3,411,123
Total Shareholders' Equity	433,611	425,515	415,960	409,126	402,006
Loan to Deposit Ratio	99.4%	100.4%	101.3%	104.4%	108.0%
Core Deposits to Total Deposits (4)	69.3	68.7	70.3	70.3	72.4
Uninsured Deposits to Total Deposits	26.0	24.3	22.2	22.1	24.0

Asset Quality
Net Loan Charge-Offs to Average Loans (2)	0.00%	0.01%	0.01%	0.00%	0.00%
Nonperforming Assets to Total Assets (5)	0.01	0.02	0.02	0.02	0.02
Allowance for Credit Losses to Total Loans	1.36	1.36	1.36	1.36	1.36

Capital Ratios (Consolidated) (6)
Tier 1 Leverage Ratio	9.66%	9.57%	9.62%	9.47%	9.41%
Common Equity Tier 1 Risk-based Capital Ratio	9.21	9.16	9.07	8.72	8.48
Tier 1 Risk-based Capital Ratio	10.83	10.79	10.69	10.33	10.08
Total Risk-based Capital Ratio	14.00	13.97	13.88	13.50	13.25
Tangible Common Equity to Tangible Assets (1)	7.72	7.73	7.61	7.39	7.23

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.

(4)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.
(6)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Bridgewater Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and Cash Equivalents	$143,355	$128,562	$124,358	$177,101	$209,192
Bank-Owned Certificates of Deposit	—	—	1,225	1,225	1,225
Securities Available for Sale, at Fair Value	633,282	604,104	553,076	538,220	559,430
Loans, Net of Allowance for Credit Losses	3,726,502	3,667,215	3,664,464	3,677,792	3,625,477
Federal Home Loan Bank (FHLB) Stock, at Cost	17,195	17,097	17,056	21,557	28,632
Premises and Equipment, Net	48,299	48,886	49,331	49,710	47,801
Accrued Interest	16,696	16,697	15,182	13,822	13,377
Goodwill	2,626	2,626	2,626	2,626	2,626
Other Intangible Assets, Net	180	188	197	206	240
Bank-Owned Life Insurance	34,778	34,477	34,209	33,958	33,719
Other Assets	100,196	92,138	95,346	86,968	81,180
Total Assets	$4,723,109	$4,611,990	$4,557,070	$4,603,185	$4,602,899

Liabilities and Equity
Liabilities
Deposits:
Noninterest Bearing	$698,432	$756,964	$754,297	$751,217	$742,198
Interest Bearing	3,108,793	2,952,984	2,921,212	2,826,715	2,668,925
Total Deposits	3,807,225	3,709,948	3,675,509	3,577,932	3,411,123
Federal Funds Purchased	—	—	—	195,000	437,000
Notes Payable	13,750	13,750	13,750	13,750	13,750
FHLB Advances	317,000	319,500	294,500	262,000	197,000
Subordinated Debentures, Net of Issuance Costs	79,383	79,288	79,192	79,096	79,001
Accrued Interest Payable	4,405	5,282	3,816	2,974	3,257
Other Liabilities	67,735	58,707	74,343	63,307	59,762
Total Liabilities	4,289,498	4,186,475	4,141,110	4,194,059	4,200,893

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at March 31, 2024 (unaudited), December 31, 2023, September 30, 2023 (unaudited), June 30, 2023 (unaudited), and March 31, 2023 (unaudited)	66,514	66,514	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,589,827 at March 31, 2024 (unaudited), 27,748,965 at December 31, 2023, 28,015,505 at September 30, 2023 (unaudited), 27,973,995 at June 30, 2023 (unaudited), and 27,845,244 at March 31, 2023 (unaudited)	276	277	280	280	278
Additional Paid-In Capital	95,069	96,320	100,120	99,044	97,716
Retained Earnings	287,468	280,650	272,812	264,196	255,394
Accumulated Other Comprehensive Loss	(15,716)	(18,246)	(23,766)	(20,908)	(17,896)
Total Shareholders' Equity	433,611	425,515	415,960	409,126	402,006
Total Liabilities and Equity	$4,723,109	$4,611,990	$4,557,070	$4,603,185	$4,602,899

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Interest Income
Loans, Including Fees	$49,581	$49,727	$48,999	$47,721	$44,955
Investment Securities	7,916	7,283	6,507	6,237	6,218
Other	1,172	1,543	1,303	1,043	819
Total Interest Income	58,669	58,553	56,809	55,001	51,992

Interest Expense
Deposits	30,190	29,448	27,225	22,998	16,374
Federal Funds Purchased	304	268	548	2,761	4,944
Notes Payable	295	299	296	285	263
FHLB Advances	2,258	2,220	2,316	2,092	861
Subordinated Debentures	991	1,004	1,003	993	983
Total Interest Expense	34,038	33,239	31,388	29,129	23,425

Net Interest Income	24,631	25,314	25,421	25,872	28,567
Provision for (Recovery of) Credit Losses	750	(250)	(600)	50	625

Net Interest Income After Provision for Credit Losses	23,881	25,564	26,021	25,822	27,942

Noninterest Income
Customer Service Fees	342	359	379	368	349
Net Gain (Loss) on Sales of Securities	93	(27)	—	50	(56)
Letter of Credit Fees	316	418	315	379	634
Debit Card Interchange Fees	141	152	150	155	138
Bank-Owned Life Insurance	301	268	252	238	234
FHLB Prepayment Income	—	—	493	—	299
Other Income	357	239	137	225	345
Total Noninterest Income	1,550	1,409	1,726	1,415	1,943

Noninterest Expense
Salaries and Employee Benefits	9,433	9,615	9,519	8,589	8,815
Occupancy and Equipment	1,057	1,062	1,101	1,075	1,209
FDIC Insurance Assessment	875	1,050	1,075	900	665
Data Processing	412	424	392	401	357
Professional and Consulting Fees	889	782	715	829	755
Derivative Collateral Fees	486	573	543	404	380
Information Technology and Telecommunications	796	812	683	711	683
Marketing and Advertising	322	324	222	321	262
Intangible Asset Amortization	9	9	9	34	48
Other Expense	910	1,089	978	1,010	895
Total Noninterest Expense	15,189	15,740	15,237	14,274	14,069

Income Before Income Taxes	10,242	11,233	12,510	12,963	15,816
Provision for Income Taxes	2,411	2,360	2,881	3,147	4,174
Net Income	7,831	8,873	9,629	9,816	11,642
Preferred Stock Dividends	(1,013)	(1,014)	(1,013)	(1,014)	(1,013)
Net Income Available to Common Shareholders	$6,818	$7,859	$8,616	$8,802	$10,629

Earnings Per Share
Basic	$0.25	$0.28	$0.31	$0.32	$0.38
Diluted	0.24	0.28	0.30	0.31	0.37

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$75,089	$829	4.44%	$106,275	$1,233	4.60%	$63,253	$447	2.86%
Investment Securities:
Taxable Investment Securities	638,509	7,600	4.79	600,856	7,007	4.63	574,242	5,958	4.21
Tax-Exempt Investment Securities (1)	31,745	400	5.07	29,172	350	4.75	29,803	330	4.49
Total Investment Securities	670,254	8,000	4.80	630,028	7,357	4.63	604,045	6,288	4.22
Loans (1)(2)	3,729,355	49,858	5.38	3,726,126	50,022	5.33	3,630,446	45,265	5.06
Federal Home Loan Bank Stock	18,058	343	7.64	17,999	310	6.85	25,962	372	5.81
Total Interest Earning Assets	4,492,756	59,030	5.28%	4,480,428	58,922	5.22%	4,323,706	52,372	4.91%
Noninterest Earning Assets	100,082			87,018			81,528
Total Assets	$4,592,838			$4,567,446			$4,405,234
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$732,186	7,693	4.23%	$719,630	$7,546	4.16%	$461,372	$2,780	2.44%
Savings and Money Market Deposits	896,844	8,781	3.94	911,835	9,003	3.92	1,044,794	6,499	2.52
Time Deposits	317,595	3,167	4.01	268,140	2,330	3.45	248,174	1,069	1.75
Brokered Deposits	1,014,197	10,549	4.18	1,009,166	10,569	4.16	743,465	6,026	3.29
Total Interest Bearing Deposits	2,960,822	30,190	4.10	2,908,771	29,448	4.02	2,497,805	16,374	2.66
Federal Funds Purchased	21,824	304	5.60	18,932	268	5.62	415,111	4,944	4.83
Notes Payable	13,750	295	8.64	13,750	299	8.62	13,750	263	7.77
FHLB Advances	318,648	2,258	2.85	303,467	2,220	2.90	128,222	861	2.72
Subordinated Debentures	79,328	991	5.02	79,233	1,004	5.02	78,945	983	5.05
Total Interest Bearing Liabilities	3,394,372	34,038	4.03%	3,324,153	33,239	3.97%	3,133,833	23,425	3.03%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	701,175			753,430			813,598
Other Noninterest Bearing Liabilities	69,043			72,074			54,270
Total Noninterest Bearing Liabilities	770,218			825,504			867,868
Shareholders' Equity	428,248			417,789			403,533
Total Liabilities and Shareholders' Equity	$4,592,838			$4,567,446			$4,405,234
Net Interest Income / Interest Rate Spread		24,992	1.25%		25,683	1.25%		28,947	1.88%
Net Interest Margin (3)			2.24%			2.27%			2.72%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(361)			(369)			(380)
Net Interest Income		$24,631			$25,314			$28,567

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Asset Quality Summary

(dollars in thousands) (unaudited)

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Allowance for Credit Losses
Balance at Beginning of Period	$50,494	$50,585	$50,701	$50,148	$47,996
Impact of Adopting CECL	—	—	—	—	650
Provision for Credit Losses	850	—	—	550	1,500
Charge-offs	(2)	(95)	(122)	(3)	(4)
Recoveries	5	4	6	6	6
Net Charge-offs	$3	$(91)	$(116)	$3	$2
Balance at End of Period	51,347	50,494	50,585	50,701	50,148
Allowance for Credit Losses to Total Loans	1.36%	1.36%	1.36%	1.36%	1.36%

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Provision for Credit Losses on Loans	$850	$—	$—	$550	$1,500
Recovery of Credit Losses for Off-Balance Sheet Credit Exposures	(100)	(250)	(600)	(500)	(875)
Provision for (Recovery of) Credit Losses	$750	$(250)	$(600)	$50	$625

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Selected Asset Quality Data
Loans 30-89 Days Past Due	$—	$15,110	$11	$—	$21
Loans 30-89 Days Past Due to Total Loans	0.00%	0.41%	0.00%	0.00%	0.00%
Nonperforming Loans	$249	$919	$749	$662	$693
Nonperforming Loans to Total Loans	0.01%	0.02%	0.02%	0.02%	0.02%
Nonaccrual Loans to Total Loans	0.01%	0.02%	0.02%	0.02%	0.02%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.01	0.02	0.02	0.02	0.02
Foreclosed Assets	$20	$—	$—	$116	$116
Nonperforming Assets (1)	269	919	749	778	809
Nonperforming Assets to Total Assets (1)	0.01%	0.02%	0.02%	0.02%	0.02%
Net Loan Charge-Offs (Annualized) to Average Loans	0.00	0.01	0.01	0.00	0.00
Watchlist Risk Rating Loans	$21,624	$26,485	$26,877	$27,215	$27,574
Substandard Risk Rating Loans	33,829	35,858	35,621	33,821	36,258

(1)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023

Pre-Provision Net Revenue
Noninterest Income	$1,550	$1,409	$1,726	$1,415	$1,943
Less: (Gain) Loss on Sales of Securities	(93)	27	—	(50)	56
Less: FHLB Advance Prepayment Income	—	—	(493)	—	(299)
Total Operating Noninterest Income	1,457	1,436	1,233	1,365	1,700
Plus: Net Interest Income	24,631	25,314	25,421	25,872	28,567
Net Operating Revenue	$26,088	$26,750	$26,654	$27,237	$30,267

Noninterest Expense	$15,189	$15,740	$15,237	$14,274	$14,069
Total Operating Noninterest Expense	$15,189	$15,740	$15,237	$14,274	$14,069

Pre-Provision Net Revenue	$10,899	$11,010	$11,417	$12,963	$16,198

Plus:
Non-Operating Revenue Adjustments	93	(27)	493	50	243
Less:
Provision (Recovery of) for Credit Losses	750	(250)	(600)	50	625
Provision for Income Taxes	2,411	2,360	2,881	3,147	4,174
Net Income	$7,831	$8,873	$9,629	$9,816	$11,642

Average Assets	$4,592,838	$4,567,446	$4,504,937	$4,483,662	$4,405,234
Pre-Provision Net Revenue Return on Average Assets	0.95%	0.96%	1.01%	1.16%	1.49%

Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$24,992	$25,683	$25,822	$26,280	$28,947
Less: Loan Fees	(608)	(751)	(914)	(941)	(998)
Core Net Interest Income	$24,384	$24,932	$24,908	$25,339	$27,949

Average Interest Earning Assets	$4,492,756	$4,480,428	$4,416,424	$4,395,050	$4,323,706
Core Net Interest Margin	2.18%	2.21%	2.24%	2.31%	2.62%

Efficiency Ratio
Noninterest Expense	$15,189	$15,740	$15,237	$14,274	$14,069
Less: Amortization of Intangible Assets	(9)	(9)	(9)	(34)	(48)
Adjusted Noninterest Expense	$15,180	$15,731	$15,228	$14,240	$14,021

Net Interest Income	24,631	25,314	$25,421	$25,872	$28,567
Noninterest Income	1,550	1,409	1,726	1,415	1,943
Less: Gain (Loss) on Sales of Securities	(93)	27	—	(50)	56
Adjusted Operating Revenue	$26,088	$26,750	$27,147	$27,237	$30,566
Efficiency Ratio	58.2%	58.8%	56.1%	52.3%	45.9%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$433,611	$425,515	$415,960	$409,126	$402,006
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	367,097	359,001	349,446	342,612	335,492
Less: Intangible Assets	(2,806)	(2,814)	(2,823)	(2,832)	(2,866)
Tangible Common Equity	$364,291	$356,187	$346,623	$339,780	$332,626

Total Assets	$4,723,109	$4,611,990	$4,557,070	$4,603,185	$4,602,899
Less: Intangible Assets	(2,806)	(2,814)	(2,823)	(2,832)	(2,866)
Tangible Assets	$4,720,303	$4,609,176	$4,554,247	$4,600,353	$4,600,033
Tangible Common Equity/Tangible Assets	7.72%	7.73%	7.61%	7.39%	7.23%

Tangible Book Value Per Share
Book Value Per Common Share	$13.30	$12.94	$12.47	$12.25	$12.05
Less: Effects of Intangible Assets	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Tangible Book Value Per Common Share	$13.20	$12.84	$12.37	$12.15	$11.95

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$6,818	$7,859	$8,616	$8,802	$10,629

Average Shareholders' Equity	$428,248	$417,789	$414,047	$406,347	$403,533
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	361,734	351,275	347,533	339,833	337,019
Less: Effects of Average Intangible Assets	(2,811)	(2,819)	(2,828)	(2,846)	(2,894)
Average Tangible Common Equity	$358,923	$348,456	$344,705	$336,987	$334,125
Return on Average Tangible Common Equity	7.64%	8.95%	9.92%	10.48%	12.90%